UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2015, BioCryst Pharmaceuticals, Inc. (the “Company”) and the Biomedical Advanced Research and Development Authority within the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response (“ASPR/BARDA”) amended the Agreement dated March 27, 2015 (the “Agreement”) for the continued development of BCX4430 as a potential treatment for diseases caused by RNA pathogens, including filoviruses. Pursuant to this amendment (the “Amendment”), ASPR/BARDA exercised an option under the Agreement to authorize $4.2 million of funding to enable non-clinical NDA-enabling toxicology studies and obligated an additional $1.2 million of new funding to support previously authorized drug substance and drug product cGMP manufacturing by U.S. suppliers for non-clinical and clinical activities. The execution of the Amendment represents an additional $5.4 million in funding BioCryst to support BCX4430 drug manufacturing and toxicology studies, and increases the total potential value of the contract to $36.2 million. The period of performance under the exercised options extends through April 14, 2017, while the period of performance under the base period of the contract remains unchanged, extending through September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2015	BioCryst Pharmaceuticals, Inc.

By: /s/ Alane Barnes
Alane Barnes
Vice President, General Counsel and Corporate Secretary